SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-----------------------
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (D) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): September 7, 2004

Aviation General, Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-24795	73-1547645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7200 NW 63rd Street
Hanger 8, Wiley Post Airport
Bethany, Oklahoma 73008

(Address of principal executive offices) (Zip Code)

(405) 440-2255

Registrant's telephone number, including area code:

FORM 8K for Aviation General, Incorporated

September 7, 2004

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2004, Aviation General, Incorporated (AVGE.PK) entered into a stock purchase agreement with Pilot General Aviation LLC, pursuant to which Pilot General will invest approximately $2.8 million in Aviation General to purchase approximately 28,000,000 newly issued shares of common stock representing an 80% ownership interest in the company. The new capital will be used primarily to fund the court confirmed Chapter 11 Reorganization Plan of Commander Aircraft Company, the wholly owned subsidiary of Aviation General, Incorporated.

The terms and conditions of Aviation General’s stock purchase agreement with Pilot General are substantially the same as the stock purchase agreement Aviation General had with Tiger Aircraft LLC and on which Tiger defaulted without notice or cause on July 8, 2004 (see Form 8-K filed on July 12, 2004).

Section 9 - Financial Statements and Exhibits

Items 9.01 Financial Statements and Exhbits

    a.  Financial Statements:  N/A
    b.  Pro forma financial statements:  N/A
    c.  Exhibits
        Stock Purchase Agreement, August 31, 2004
        Press Release, September 7, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIATION GENERAL, INCORPORTED

Date: September 7, 2004	By:	/s/ Wirt D. Walker, III
Wirt D. Walker, III
Chairman

3

STOCK PURCHASE AGREEMENT

THIS IS AN AGREEMENT dated as of August 31, 2004 by and between Pilot General Aviation LLC, a Delaware limited liability company (“Purchaser”) and Aviation General, Incorporated, a Delaware corporation (“AGI”).

BACKGROUND

A.   AGI proposes to issue and sell to Purchaser, which proposes to buy from AGI, that number of shares of the common stock of AGI which, after giving effect to such sale, will result in Purchaser’s owning 80% of the issued and outstanding shares of AGI, as more fully described herein.

B.   The proposed sale is intended to provide AGI with capital to be contributed to its wholly owned subsidiary, Commander Aircraft Company, a Delaware corporation (“Commander”), and is then to be used by Commander to fund its First Amended Chapter 11 Plan (as amended, the “Plan”) as filed in certain proceedings (the “Chapter 11 Proceedings”) pending in the United States Bankruptcy Court for the District of Delaware (the “Court”) captioned In Re Commander Aircraft Company, Case No. 02-13804, including the payment in full at Closing of all amounts due under the Plan to Nyltiak Investments, LLC (the “Secured Creditor”).

C.   Pursuant to that certain Order Extending Effective Date and Resolving Motions to Convert or Dismiss (the “Order”) ordered by the Court pursuant to the hearing held on August 25, 2004, the Plan has been amended, inter alia, to, upon execution of this Agreement and the filing thereof with the Court, extend the Effective Date of the Plan to October 31, 2004 (the “Effective Date”) and provide for the substitution of the Purchaser for Tiger Aircraft, LLC (“Tiger”) thereunder as a new investor having entered into an agreement to fund the Plan, with a deposit, on substantially the same or better economic terms as the prior agreement with Tiger.

D.   Immediately following the execution and delivery of this Agreement by Purchaser and AGI, AGI and Commander will (1) file a notice (the “Notice”) with the Court stating that this Agreement and the receipt of the first payment of the Deposit satisfy the requirements in the Order to automatically extend the Effective Date to October 31, 2004 and (2) request in writing (the “Approval Requests”) the written agreement (the “Creditor Approval”) of the Secured Creditor and counsel to the creditors committee (collectively, such parties being referred to as the “Approval Parties”) that (a) this Agreement satisfies the requirement in the Order to automatically extend the Effective Date to October 31, 2004 and (b) they will join in, or consent in writing to and not oppose, a motion (the “Motion to Extend”) to the Court by Commander made no earlier than October 15, 2004 to extend the Effective Date to November 30, 2004 as provided in Section 2 below.

E.   Pending the closing of the transactions contemplated hereunder, Purchaser has agreed to provide Commander a deposit which may be and is intended to be used by Commander in its continued operations, subject to the terms and conditions contained herein and as more fully described below.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration the mutual receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto, intending to be legally bound, agree as follows:

1

TERMS

1.   Purchase And Sale Of Stock.

(a)   Upon the basis of the representations and warranties contained herein and subject to the terms and conditions of this Agreement, at the time of Closing (as hereinafter defined), AGI shall issue and sell to Purchaser, and Purchaser shall purchase from AGI, that number of shares of common stock which, after giving effect thereto, will equal eighty percent (80%) of the issued and outstanding shares of common stock, par value $.001 (the “Stock”) of AGI (the “Purchased Shares”).
(b)   The purchase price (“Purchase Price”) for the Purchased Shares is Two Million Eight Hundred Thousand Dollars ($2,800,000.00) to be paid by application of the Deposit with the remainder to be paid by wire transfer(s) of immediately available funds at Closing.

2.   Closing; Payment Provisions.

(a) Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Purchased Shares (the “Closing”) shall be at 10:00 AM (local time) at the offices of Chung & Press, P.C., 6723 Whittier Avenue, Suite 302, McLean, VA 22101, on such date as shall be the Effective Date (as defined in the Plan). Such time and date is sometimes hereinafter referred to as the “Closing Date” or “Closing”.

(b) Notwithstanding the foregoing, at the request of Purchaser after October 15, 2004, but before the Effective Date, AGI and Commander shall file the Motion to Extend with the Court and upon the granting thereof by the Court the Effective Date shall be extended to November 30, 2004; provided Purchaser (i) has paid all of the Deposit contemplated by this Agreement and due prior to such date and (ii) upon the Court entering an order granting the Motion to Extend, provides an additional $100,000 deposit (the “Additional Deposit”). The Additional Deposit shall be paid by Purchaser to a trustee (the “Trustee”) mutually acceptable to Purchaser and AGI which Trustee shall hold the Additional Deposit in accordance with the terms and conditions of a trust agreement mutually acceptable Purchaser and AGI. At the Closing, the Additional Deposit shall be applied to the Purchase Price or returned to Purchaser at its election. If the Closing does not occur on or before the Effective Date, the Additional Deposit shall be paid out by the Trustee in accordance with the terms of Section 9(d), Section 9(e) and Section 12, as applicable.

(c) In order to fund the Plan, the Purchase Price may, at Purchaser’s election, be paid: (i) directly to AGI; (ii) directly to Commander or Commander’s vendors or creditors; or (iii) directly to AGI’s vendors or creditors (including the payment in full of all amounts due under the Plan to the Secured Creditor at the Closing).

3.   Procedure at the Closing. At the Closing:

(a)   AGI shall deliver to Purchaser the share certificates in respect of the Purchased Shares duly executed by the officers of AGI in accordance with the Certificate of Incorporation and By-Laws of AGI.

2

(b)   AGI shall deliver one or more warrants to purchase shares as contemplated by Section 4(d) of this Agreement.

(c)   Purchaser shall deliver to AGI the cash portion of the Purchase Price by wire transfer of immediately available funds to such accounts as shall have been designated and approved by Purchaser pursuant to Section 2(c) hereof.

(d)   The parties shall also deliver such instruments, agreements and other documents as are contemplated by this Agreement.

4.     Representations and Warranties of AGI. In order to induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, AGI hereby makes the following representations, warranties, covenants and agreements:

(a)   Organization and Existence. AGI is a corporation duly incorporated and presently existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The nature of the business of AGI and the character of the properties owned or leased by it, do not require AGI to qualify to do business as a foreign corporation in any other state. AGI has, at or before Closing, delivered to Purchaser: (i) a true and correct copy of the Articles of Incorporation of AGI (duly certified by the Secretary of State of Delaware); (ii) a true and correct copy of the By-Laws of AGI (certified by its Secretary); and (iii) a Certificate of Good Standing from the Secretary of State of Delaware.

(b)   Subsidiaries or Other Entities. AGI has no investments or ownership interests in any corporations, limited liability companies, partnerships, joint ventures or other business enterprises except for Commander and Strategic Jet Services, Inc. (“SJS”), of which it owns all of the issued and outstanding shares of capital stock of all classes.

(c)   Capitalization. AGI is authorized to issue (i) 100,000,000 shares of common stock, $0.001 par value, of which 7,260,846 shares are issued and outstanding at the time of the execution of this Agreement and (ii) 5,000,000 shares of preferred stock, none of which have been issued or are outstanding and AGI’s Board of Directors has not taken any action to approve the issuance of any specific shares of preferred stock. All of the issued and outstanding shares of common stock of AGI have been duly issued, are validly outstanding, are fully paid and nonassessable; there are no outstanding subscriptions, options, warrants or rights to receive, purchase or subscribe to, or securities convertible into or exchangeable for, any issued or unissued shares of the capital stock of AGI, except as provided in Section 4(d) below and as otherwise set forth on Exhibit 4(c). AGI has no liability for dividends declared but unpaid. At the Closing, and except as set forth on Exhibit 4(c) and below, there will not be outstanding any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of the Company, Commander or SJS or any securities or instruments convertible into such shares.

(d)   Issuance of Purchased Shares. At the time of Closing, there will be no impediments to the sale and issuance of the Purchased Shares or Warrants to Purchaser. Upon delivery of the Purchased Shares to Purchaser, the Purchased Shares (i) shall constitute eighty

3

percent (80%) of the issued and outstanding shares of capital stock of AGI, and (ii) shall be duly authorized by all corporate and shareholder action, validly issued, fully paid and non-assessable. At the Closing there shall also be issued to Purchaser warrants (the “Warrants”) to purchase (at a purchase price of $.01 per share, subject to adjustments as set forth in the warrant) four (4) shares for each stock option currently outstanding which Warrants shall be exercisable upon exercise of such stock options at the rate of four (4) Warrants for each share of AGI common stock issued upon the exercise of any such option. The form of the Warrants to be issued to Purchaser at the Closing is annexed hereto and incorporated herein as Exhibit 4(d).

(e)   Financial Condition. AGI has furnished to Purchaser copies of the following financial statements of AGI, all of which are true and complete in all respects and have been prepared in accordance with generally accepted accounting principles consistently applied (except to the extent otherwise reported):

(1)   A balance sheet (“Balance Sheet”) of AGI as of December 31, 2003 (the “Balance Sheet Date”).

(2)   Statements of income and retained earnings of AGI for the twelve (12) months ended December 31, 2003 (the “Statements of Income”).

(3)   Statements of income for the period ended as of March 31, 2004, and a balance sheet as of March 31, 2004 (the “2004 Financials”) (Collectively, the Balance Sheet, the Statements of Income and the 2004 Financials are hereinafter referred to as the “Financial Statements”).

(4)   The Financial Statements are complete and correct and in accordance with the books of account and records of AGI and present fairly the financial position of AGI’s business and the income, stockholders’ equity and cash flow of AGI’s business at the dates and for the periods indicated.

(f)   Liabilities. As of the Closing, and after consummation of the Plan, neither AGI nor Commander nor any of their assets or properties will be subject to any liabilities or obligations (accrued, absolute, contingent or otherwise) except as set forth in Exhibit 4(f) hereto, and neither AGI nor Commander will be in default in respect of any term or condition of any indebtedness or liability.

(g)   Tax Matters. All taxes, including, without limitation, withholding and social security taxes due with respect to AGI’s employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by AGI on or before the Closing Date have or will be paid (which shall include any such payments by Commander pursuant to the Plan). AGI has filed all reports required to be filed by it with all such taxing authorities.

4

(h)   Litigation. AGI has not received any notices of default and is not in default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which AGI is a party or by which AGI is bound or to which AGI or any of the property of AGI may be subject, except as set forth on Exhibit 4(h). There are no outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of AGI, threatened against AGI or which affect AGI or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality, except as set forth on Exhibit 4(h).

(i)   No Broker’s or Agent’s Fees. No agent, broker, finder, representative or other persons or entity acting pursuant to authority of AGI will be entitled to any commissions or finder’s fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

(j)   No Adverse Change. Since the Balance Sheet Date, there has not been (i) any adverse change in the financial condition, assets, liabilities, business or results of operations of AGI, except with respect to events in or related to the bankruptcy of Commander and the cessation of operations of SJS; (ii) to the knowledge of AGI, any threatened or prospective event or condition of any character whatsoever which could adversely affect the business, financial condition or results of operations of AGI or its ability to conduct the business; (iii) any sale or other disposition of any of AGI’s assets other than the sale of obsolete equipment or furniture in the ordinary course of business; or (iv) any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of AGI, in each of clauses (i) through (iv) above, such that would result in a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event, circumstance, change or effect that individually or in the aggregate with all other events, circumstances, changes or effects, could be expected to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, results of operations or prospects of AGI’s or Commander’s (as applicable) business or the Purchased Shares or to AGI’s and Commander’s (as applicable) ability to perform each of its obligations as contemplated in this Agreement.

(k)   Due Authorization and Absence of Breach. This Agreement and all other agreements of AGI contemplated hereunder constitute valid and binding obligations of AGI, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor the consummation of the transactions contemplated hereby will, as of the date of execution of this Agreement or at Closing: (i) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against AGI; or (ii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against AGI or its assets.

(l)   Authority to Contract. AGI has the full power, right and authority to enter into and perform the transactions contemplated by this Agreement and such performance will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument of any order, decree, statute or restriction to which AGI is a party or by which AGI is bound or to which the outstanding shares of stock of AGI or any of the properties of AGI is subject. No further corporate action is necessary on the part of AGI to consummate the transactions contemplated by this Agreement.

5

(m)   Accuracy of the Information Furnished by AGI. No representation, statement or information made or furnished by AGI to Purchaser, including those contained in this Agreement and the various exhibits attached hereto and the other information and statements referred to herein, taken as a whole, contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

5.     Representations and Warranties of AGI re Commander. As a further inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, AGI hereby makes the following representations and warranties with respect to Commander:

(a)   Organization and Existence. Commander is a corporation duly incorporated and presently existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. Commander is qualified to do business in the state of Oklahoma which, by the nature of the business of Commander and the character of the properties owned or leased by it, is the only state in which Commander is required to qualify to do business as a foreign corporation. AGI has, at or before Closing, on behalf of Commander, delivered to Purchaser (i) a true and correct copy of the Articles of Incorporation of Commander (duly certified by the Secretary of State of Delaware); (ii) a true and correct copy of the By-Laws of Commander (certified by its Secretary); and (iii) a Certificate of Good Standing from the Secretary of State of Delaware and the Secretary of State of Oklahoma.

(b)   Subsidiaries or Other Entities. Commander has no investments or ownership interests in any corporations, limited liability companies, partnerships, joint ventures or other business enterprises.

(c)   Capitalization. The authorized capital of Commander consists of 1,000 shares of common stock of which 1,000 shares are currently issued and outstanding and all of which are legally and beneficially owned by AGI. On the Effective Date (as defined in the Plan), all of the currently issued and outstanding shares of stock of Commander shall be cancelled pursuant to the Plan, and AGI shall, pursuant to the Plan, purchase new shares of common stock of Commander, constituting 100% thereof, pursuant to the terms set forth therein. At the Closing there will not be outstanding any subscriptions, options, agreements or other commitments in respect of the issuance or sale of any shares of capital stock of Commander or in respect of any securities or instruments convertible into such shares.

(d)   Financial Condition.

(1)   AGI has furnished or otherwise made available to Purchaser copies of the bankruptcy schedules, Plan, claims register, Disclosure Statement, and any amendments to such documents (collectively, the “Bankruptcy Documents”) and monthly operating reports of Commander. The Bankruptcy Documents are true, correct and complete in all material respects.

6

(2)   Except as set forth on Exhibit 5(d), the financial information contained in the Bankruptcy Documents and the foregoing financial documents are complete and correct and in accordance with the books of account and records of Commander and present fairly the financial position of Commander’s business and the income, stockholders’ equity and cash flow of Commander’s business at the dates and for the periods indicated.

(e)    Assets. Commander has good and marketable title to, and is in possession of, (i) all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment, (ii) all of its assets, equipment, vehicles, properties and rights, including all properties, assets, vehicles and equipment located in or around its Oklahoma facilities, as of March 31, 2004 (except parts for Commander aircraft that were sold in the ordinary course of business for the immediate purpose of installing such parts in Commander airplanes, and not as part of a general sell-off of inventory, consistent with practices over the last 3 months) and further including all type certificates (and all amendments and modifications thereto) applicable, necessary or appropriate to the manufacture of Commander models 115, 115TC and 115AT (the “Type Certificates”), and each of the above is free and clear of all liabilities, mortgages, liens, pledges, security interests, restrictions, conditional sales agreements, title retention agreements, charges or encumbrances except as shown on the Bankruptcy Documents.

(f)    Liabilities. Except as set forth in the Bankruptcy Documents or Exhibit 5(f), neither Commander nor its assets or properties are subject to any liabilities or obligations (accrued, absolute, contingent or otherwise) and Commander is not in default in respect of any term or condition of any indebtedness or liability. The transactions contemplated by this Agreement do not and will not subject Commander or AGI to any claim or liability for any obligation, debt or contract other than as specifically disclosed in this Agreement and the Exhibits attached hereto. All required consents of creditors and customers, if any, have been, or by Closing will be, obtained for performance of this Agreement.

(g)   Material Contracts. Attached hereto as Exhibit 5(g) is a list and brief description, as of the date of this Agreement, of certain leases, contracts, commitments, agreements and other documents to which Commander is a party or by which it is bound and which is related to the operation of its business. Except for contracts and documents listed in Exhibit 5(g) (the “Material Contracts”), Commander is not a party to or bound by any written or oral (i) contracts not made in the ordinary course of business; (ii) employment, consultant or contracts with independent contractors; (iii) contracts with any labor union or association; (iv) bonus, pension, profit sharing, retirement, hospitalization, insurance or other plan providing employee benefits; (v) leases with respect to any property, real or personal, whether as lessor or lessee; (vi) continuing contracts for the future purchase of materials, supplies or equipment; (vii) contracts or commitments for capital expenditures; (viii) contracts continuing over a period of more than six (6) months from its date; or (ix) material contracts necessary to conduct the operations and business of Commander as constituted prior to ceasing the production of aircraft. A true copy of each contract, commitment and agreement listed on Exhibit 5(g) will be furnished to Purchaser prior to Closing. The Material Contracts constitute all of the contracts, commitments, documents and agreements necessary to conduct the operations and business of Commander as constituted prior to ceasing the production of aircraft.

7

(h)   Employees - Labor Matters. Attached hereto as Exhibit 5(h) is a complete list of all employees, consultants or independent contractors of Commander. AGI warrants there exists no pending or threatened actions by any employees, consultants or independent contractors alleging sex, age, race, or other discriminatory practices, no current effort to organize these employees into collective bargaining units, and no collective bargaining agreement is now in effect. There are no contracts, written or oral, between Commander and any of its employees, consultants or independent contractors except as specifically disclosed in Exhibit 5(h).

(i)    Insurance. Other than deductibles, all assets of Commander are insured for the fair value thereof. Subject to customary deductibles and exclusions, Commander maintains in effect insurance covering its assets and businesses and any liabilities relating thereto (including, but not limited to, “All Risk”, general liability (excluding aircraft product liability and completed operations) and property and casualty) in an amount sufficient to cover the value of all assets of Commander, other than assets that are immaterial to the conduct of Commander’s business, and believed adequate by AGI, and such insurance coverage shall be maintained by Commander through the Closing Date. Between the date hereof and the Closing date, AGI shall cause Commander to furnish to Purchaser such information as Purchaser shall reasonably request regarding Commander’s insurance. Except as set forth in Exhibit 5(i) attached hereto, there are no pending or threatened property damage or personal injury claims against Commander or any of its assets.

(j)    Licenses and Permits. Commander possesses all licenses and other required governmental or official approvals, permits or authorizations, if any, which the failure to possess could have, a Material Adverse Effect on Commander, including, without limitation, all Type Certificates, common carrier rights, certificates of public need, waste material transportation permits, trademarks and trade names necessary to carry on its business as now being conducted, without known conflict with valid licenses, permits, trademarks and trade names of others. All such licenses and permits are in full force and effect, and no violations or citations are or have been recorded in respect to any thereof, and no proceeding is pending, or to the knowledge of AGI threatened, to revoke, suspend or otherwise limit such licenses or permits. All such licenses or permits will survive the closing of the transactions contemplated by this Agreement.

(k)   Tax Matters. Commander has timely filed all federal, state, sales tax, franchise tax, and other tax returns which are required to be filed by it and has paid or has made provision for the payment (including under the Plan) of all taxes which have or may become due pursuant to said returns. All taxes, including, without limitation, withholding and social security taxes due with respect to Commander’s employee, federal and state income tax liabilities, corporate franchise taxes, sales, use, excise and ad valorem taxes, due, payable or accrued by Commander on or before the Closing Date have or will be paid pursuant to the Plan. Commander has filed all reports required to be filed by it with all such taxing authorities.

(l)    Litigation. Except as disclosed in Exhibit 5(l) attached hereto or in the Bankruptcy Documents, Commander has not received any notices of default and is not in default of (i) any order, writ, injunction or decree of any court, or any federal, state, municipal or other governmental department, commission, board, bureau or instrumentality, or (ii) any agreement or obligation to which Commander is a party or by which Commander is bound or to which Commander or any of the property of Commander may be subject, the default of which could reasonably be expected to have a Material Adverse Effect on Commander. There are no outstanding claims, actions, suits, proceedings or investigations pending or, to the knowledge of AGI or Commander, threatened against Commander or which affect Commander or any of its assets or property, at law or in equity before or by any federal, state, municipal court or other governmental department, authority, commission, board, bureau, agency or instrumentality.

8

(m)   Compliance with Laws. Each of Commander and each aircraft previously produced by Commander is, in compliance in all respects with all federal, state and local laws, ordinances, regulations, rules, and orders applicable to each of them or Commander’s assets including, without limitation, all laws and regulations relating to the protection of the environment, the safe conduct of Commander’s business, anti-competitive practices, discrimination, employment, wage and hour practices and health, where the failure to comply therewith could have a Material Adverse Effect on Commander. Except as disclosed in Exhibit 5(l) attached hereto or in the Bankruptcy Documents or notices with respect to issues that have previously been fully resolved, Commander has not received notification of any asserted past or present failure to comply with any of such laws or regulations.

(n)   Environmental Matters. There are no claims, actions, suits, proceedings or investigations relating to any Environmental Law (as hereinafter defined) pending or threatened against or affecting Commander. Without limiting the generality of the foregoing: (i) no release of any hazardous substance, toxic waste or controlled substance has occurred or is occurring as a result of the business of Commander; (ii) no hazardous substance, medical waste, toxic waste or controlled substance is currently present at, or has been previously generated, stored, treated or disposed of at any landfill by Commander or through the conduct of the business of Commander except de minimis amounts mixed with household waste; (iii) no underground or partially underground storage tank has been or is currently located at any facility of Commander; (iv) the business, activities and processes heretofore conducted by Commander comply in all material respects with all applicable Environmental Laws; (v) no facility of Commander is listed on any list, registry or other compilation of sites that require, or potentially require, removal, remedial action or any other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; (vi) neither AGI nor Commander has received any notice that Commander is liable or responsible, or potentially liable or responsible, for any costs of any removal, remedial action or other response under any Environmental Law as the result of the presence, release or potential release of any hazardous substance, medical waste, toxic waste, or controlled substance; and (vii) there is no pending litigation or administrative proceeding (and neither AGI nor Commander knows or has reason to know of any potential or threatened litigation or administrative proceeding) in which it is asserted that Commander has violated or is not in compliance with any material Environmental Law. “Environmental Law” means all laws, statutes or acts of the United States of America, the state of Oklahoma, or any political subdivision thereof, that relate to the condition of the air, ground or surface water, land or other parts of the environment, to the release or potential release of any substance or radiation into the air, ground or surface water, land or parts of the environment, or to the manufacturer, processing, distribution, use, treatment, storage, disposal, transport or other handling of substances that might pollute, contaminate or be hazardous or toxic if present in the air, ground or surface water, land, or other parts of the environment.

(o)   No Broker’s or Agent’s Fees. No agent, broker, finder, representative or other person or entity acting pursuant to authority of Commander will be entitled to any commission or finder’s fee in connection with the origination, negotiation, execution, or performance of the transactions contemplated under this Agreement.

9

(p)   No Adverse Change. Since the commencement of the Chapter 11 Proceedings, except as set forth in the Bankruptcy Documents, there has not been: (i) any adverse change in the financial condition, assets, liabilities, business or results of operations of Commander; (ii) to the knowledge of AGI or Commander, any threatened or prospective event or condition of any character whatsoever which could adversely affect the business, financial condition or results of operations of Commander or its ability to conduct the business; (iii) any sale or other disposition of any of Commander’s assets other than in the ordinary course of business; (iv) any sale or other disposition by Commander in the ordinary course of business which could adversely affect the business or Commander’s ability to conduct the business; or (iv) any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of Commander.

(q)   Due Authorization and Absence of Breach. Neither the execution and delivery of this Agreement (or any agreement contemplated hereunder) nor, the consummation of the transactions contemplated hereby will, as of the date of execution of this Agreement or at Closing: (i) conflict with or violate any provision of the Articles of Incorporation or By-Laws of Commander; (ii) conflict with or violate any decree, writ, injunction or order of any court or administrative or other governmental body which is applicable to, binding upon or enforceable against Commander or AGI; or (iii) result in any breach of or default (or give rise to any right of termination, cancellation or acceleration) under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against AGI or Commander or its assets.

(r)   Authority to Contract. The consummation of the transactions contemplated by this Agreement will not result in the breach or termination of any provision of or constitute a default under any lease, indenture, mortgage, deed of trust or other agreement or instrument or any order, decree, statute or restriction to which AGI or Commander is a party or by which Commander is bound or to which the outstanding shares of stock of Commander or any of the properties of Commander is subject. No further corporate action is necessary on the part of Commander to consummate the transactions contemplated by this Agreement.

(s)   Employees. The employees listed on Exhibit 5(s) remain employed by Commander.

6.     Representations and Warranties of AGI re SJS. As further inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, AGI hereby represents and warrants to Purchaser, that, except as set forth on Exhibit 6, SJS is a dormant corporation with no operations, employees, consultants, assets, material liabilities, material obligations, commitments or contracts and that a notice of dissolution with respect to SJS was field with the Secretary of State of the State of Delaware on May 11, 2004.

7.     Representations and Warranties of Purchaser. In order to induce AGI to enter into this agreement and to consummate the transactions contemplated hereunder, Purchaser hereby makes the following representations, warranties, covenants and agreements:

(a)   Organization and Existence. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all the requisite corporate power and authority to carry on its business as now conducted and to consummate the transactions contemplated by this Agreement.

(b)   Authority to Contract. The execution, delivery and performance of this Agreement by Purchaser has been duly approved by its Members, and no further action is necessary on the part of Purchaser to consummate the transactions contemplated by this Agreement, assuming due execution of this Agreement by the Parties.

10

(c)   No Broker’s or Agent’s Fees. Other than StoneGate Capital Group LLC, whose fees, if any, will be paid by Purchaser, no agent, broker, finder, representative or other person or entity acting pursuant to the authority of Purchaser will or may be entitled to any commission or finder’s fee in connection with the origination, negotiation, execution or performance of the transactions contemplated under this Agreement.

(d)   Accuracy of Information Furnished by Purchaser. No representation, statement or information made or furnished by Purchaser to AGI, in this Agreement or any other written document prepared by and delivered to AGI by Purchaser, contains any information which, taken as a whole, contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

(e)   Investment Representation. Purchaser is purchasing the Purchased Shares and Warrants for Purchaser’s own account and not with a view to or for sale in connection with any distribution of the Purchased Shares or Warrants. Purchaser acknowledges that the Purchased Shares and Warrants have not been registered under the Securities Act of 1933, as amended, (the “Act”) or qualified under the securities laws of any state or other jurisdiction. Purchaser understands that the Purchased Shares and Warrants are “restricted” under the Act and that under such Act and applicable regulations the Purchased Shares and Warrants may be resold without registration under the Act only in certain limited circumstances and that otherwise the Purchased shares and Warrants may have to be held indefinitely. Purchaser, by way of the business and financial experience of Purchaser’s officers and advisors, is capable of evaluating the risks and merits of this investment.

8.   ADDITIONAL AGREEMENTS OF AGI. AGI further agrees with Purchaser as follows:

(a)   Access to Offices and Records. AGI shall, and shall also cause Commander to, afford representatives of Purchaser, from and after the date of execution of this Agreement, full access, during normal business hours and upon reasonable notice, to all offices, books, properties, contracts, documents and records of AGI and Commander and to furnish to Purchaser or its representatives all additional information, including financial or operating information, plan, processes, projects, projects and marketing concepts, information or analyses, with respect to the business and affairs of both AGI and Commander that Purchaser or its representatives may reasonably request.

(b)   Conduct of Business Pending the Closing. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent or approval of Purchaser or requirements imposed by applicable law, including Court orders, as may best be accomplished with the financial resources available to AGI:

(1)   AGI will, and will cause Commander to, conduct their respective business and operations in the manner in which the same has been conducted over the most recent two months past, and AGI will, and will use its best efforts to cause Commander to: (i) preserve AGI and Commander’s respective current business organization intact; (ii) keep available to Purchaser the services of their current employees and Commander’s agents and distributors; and (iii) preserve Commander’s current relationships with customers, suppliers and others having business dealing with Commander.

11

(2)   AGI will cause Commander to maintain all of its properties in customary good repair, order and condition, reasonable wear and use excepted, and will maintain its existing insurance upon all of its properties and with respect to the conduct of its business in such amounts and of such kinds comparable to that in effect on the date of this Agreement.

(3)   AGI will take action to insure that neither AGI nor Commander will: (i) pay any bonus or increase the rate of compensation of any of Commander’s employees, consultants or independent contractors or enter into any new employment agreement, consulting agreement or amend any existing employment agreement; (ii) make any general increase in the compensation or rate of compensation payable or to become payable to Commander’s hourly-rated employees; (iii) sell or transfer any of AGI’s or Commander’s assets other than in the ordinary course of business; (iv) obligate itself for capital expenditures other than in the ordinary course of business and not unusual in amount; or (v) incur any material obligations or liabilities, which are not in the ordinary course of business, or enter into any material transaction other than in the ordinary course of business.

(4)   AGI shall not, and shall not permit Commander to, issue, transfer, sell or encumber any shares of capital stock or securities convertible into shares of such stock or enter into any subscriptions, options, agreements or other commitments in respect of the issuance, transfer, sale or encumbrance of any shares of capital stock of any class.
(c)   Execution of Further Documents by AGI. From and after the Closing, upon the reasonable request of Purchaser, AGI shall execute, acknowledge and deliver such documents as may be appropriate to carry out the transactions contemplated by this Agreement.

(d)   Indemnification by AGI.

(1)    AGI will indemnify and hold Purchaser harmless from and against any and all damage, loss, cost, deficiency, assessment, liability or other expense (including reasonable attorney’s fees, costs of court and litigation expenses, if any) suffered, incurred or paid by Purchaser as a result of:
(A)  The untruth, inaccuracy, breach or violation of any representation, warranty, covenant or other obligation of AGI set forth in or made in connection with this Agreement; or

(B)  The enforcement of Purchaser’s right to indemnification under this Agreement.

Purchaser shall give written notice to AGI of any claim, action, suit or proceeding relating to the indemnity herein provided by AGI not later than ten (10) days after Purchaser has received notice thereof. AGI shall have the right, at its option, to compromise or defend, at its own expense and by its own counsel (which counsel shall be reasonably satisfactory to Purchaser), any such action, suit or proceeding. Purchaser and AGI agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto.

12

(2)   Except as herein expressly provided, the remedies provided in paragraph 8(d) hereof shall be cumulative and shall not preclude assertion by Purchaser of any other rights or the seeking of any other remedies available against AGI at law or in equity.

(e)   Certain Actions of AGI. Following the execution and delivery of this Agreement, AGI will take the following actions at the following times:

(1)   Immediately following the execution and delivery of this Agreement by Purchaser and AGI and receipt by AGI of the first $35,000 of the Deposit (and in any event by the close of the Court’s business day following such execution and delivery and such receipt), AGI shall cause Commander to file the Notice with the Court.

(2)   Before or contemporaneously with the filing of the Notice with the Court, AGI shall, and shall cause Commander to, circulate to all of the Approval Parties (i) copies of this Agreement and (ii) the Approval Requests.

(3)   Within one business day of the written request of Purchaser, AGI shall cause Commander to file the Motion to Extend with the Court and actively seek an order granting such motion.

9.   Concerning the Deposit.

(a)   Purchaser hereby agrees to make available to Commander funds as a deposit (the “Deposit”) pursuant to the terms provided below,   as follows:

(i)    Initial Deposit. In order to preserve the goodwill of the business and the value of Commander as a going concern, Purchaser shall provide a Deposit payment of $35,000 which may be, and is intended to be, used to fund the ongoing operations of Commander, as soon as practicable after execution and delivery of this Agreement by Purchaser and AGI, but in no event later than 2 business days thereafter.

(ii)   Historical Expense Deposit. Following the earlier to occur of (A) receipt of the Creditor Approval in form and substance reasonably acceptable to Purchaser executed by all of the Approval Parties or (B) the Court at any time ordering that this Agreement, as signed, satisfies the requirement in the Order to automatically extend the Effective Date and approving a further extension of the Effective Date, on the conditions set forth herein, to a date not earlier than November 30, 2004, Purchaser shall provide a Deposit payment of $100,000 (the “Historical Expense Deposit”) which may be, and is intended to be, used to pay certain outstanding obligations of Commander the satisfaction of which are critical to its continued operation. The Historical Expense Deposit will be made as soon as practicable after the earlier to occur of (A) or (B) above, but in no event later than 2 business days after the date thereof (the “Historical Expense Deposit Date”).

(iii)   Additional Expense Deposits. On October 7, 2004, if prior to such date Purchaser has made the Historical Expense Payment, Purchaser shall provide an additional payment of $35,000 in order to further fund the ongoing operations of Commander prior to Closing. In addition, on November 5, 2004, if prior to such date the Court has issued an order granting the Motion to Extend, Purchaser shall provide an additional Deposit of $35,000 to fund the ongoing operations of Commander. Such payment shall be in addition to the Additional Deposit payable in accordance with Section 2(b) above.

13

It is the intention of the parties that any claims for refunds of the Deposit and Additional Deposit shall be administrative claims in the Chapter 11 Proceedings and shall bear interest at a rate of 6% per annum from the date of payment thereof.

(b)   Purchaser agrees to make the Deposits available to Commander, at the times and in the amounts set forth in clause (a) above of this Section 9, between the date hereof and the Closing, subject to the following conditions:

(1)   The representations and warranties made by AGI as set forth herein shall be true and correct as of the date for payment of each installment of the Deposit;

(2)   Commander shall have provided to Purchaser, at such intervals as Purchaser may specify, statements of receipts and disbursements setting forth in such detail as Purchaser may request the actual sources and uses of cash;

(3)    Commander shall provide such other and additional information as to its operating and financial condition as Purchaser may request from time to time.

Advances of any amounts of the Deposit may, at Purchaser’s election, be made directly to Commander, or, directly to Commander’s vendors or creditors.

(c)   Notwithstanding the terms applicable to the Deposit, Purchaser agrees that the principal and accrued interest on the Deposit shall not be called, and demand therefore shall not be made until the occurrence of the earliest of the following events:

(1)   The Effective Date of the Plan and Closing or of any other Plan which may be confirmed in the Chapter 11 Proceeding;

(2)   Dismissal of the Chapter 11 Proceeding; or

(3)   Conversion of the Chapter 11 Proceeding to a proceeding under Chapter 7 of the Bankruptcy Code.

(d)   In the event that Purchaser breaches its agreement to purchase the Purchased Shares at the Closing (and provided that all of the conditions precedent to Purchaser’s obligation to close have been satisfied, including, but not limited to, the obligations of AGI and Commander, as applicable, contained in Sections 3, 4, 5, and 10), then, as AGI’s and Commander’s sole and exclusive remedy for any breach of this Agreement, in addition to any amount to be forgiven pursuant to Section 9(e) below, the Additional Deposit (“AGI’s Additional Damages”), shall be paid by the Trustee to AGI as liquidated damages, and not as a penalty. Except for the provisions in this Section for payment of AGI’s Additional Damage Amount and Section 9(e), in the event that Purchaser shall fail, for any reason or no reason whatsoever (provided that the conditions precedent to Purchaser’s obligations have been fulfilled) to consummate the transactions contemplated hereunder, then, upon delivery to AGI of AGI’s Additional Damages, this Agreement shall automatically terminate and none of the Parties (or their affiliates) shall have any further obligations to the other in respect of the transactions contemplated hereby or otherwise.

14

(e)   In the event that on the Effective Date AGI and Commander have the legal capacity to perform their obligations at the Closing and under the Plan, AGI gives written notice to purchaser of their abilities and intentions to do so and AGI has not committed fraud with respect to the transactions contemplated hereunder or refused to close, but Purchaser fails for any reason or no reason to purchase the Purchased Shares at the Closing, then as part of AGI’s exclusive remedy, together with the payment of AGI’s Additional Damages, if due, pursuant to Section 9(d) above, the Deposit previously paid to Commander, together with interest accrued thereon, shall be forgiven as liquidated damages, and not as a penalty.

10.   Conditions To Obligations Of Purchaser. The obligations of Purchaser to effect the transactions contemplated by this Agreement (other than with respect to the Deposit and the Additional Deposit) shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

(a)   Validity of AGI’s Representations. All representations and warranties of AGI contained in this agreement or otherwise made in writing pursuant to this agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

(b)    Pre-Closing Obligations. AGI shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by AGI at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreement.

(c)   Opinion of Counsel for AGI. Purchaser shall have received a favorable opinion from counsel for AGI dated the date of the Closing, in form reasonably satisfactory to counsel for Purchaser, to the effect that:

(1)   AGI is a corporation, presently existing in good standing under the laws of the State of Delaware, and it has the corporate power and authority to carry on its business as now being conducted and to own or hold under lease, or otherwise, its assets.

(2)   This Agreement has been duly executed and delivered by AGI, and constitutes a valid, enforceable and binding obligation of AGI pursuant to the terms of this Agreement.

(3)   Counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding pending against AGI or Commander, or which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this Agreement or any agreement contemplated herein.

(4)   The sale and issuance of the Purchased Shares, Warrants, and the Warrant Shares have been approved by all necessary corporate and shareholder action. The Purchased Shares, Warrants and Warrant Shares are authorized and upon tender of the Purchase Price (with respect to the Purchased Shares) and delivery of the share certificates for the Purchased Shares shall have been duly issued and are fully paid and non-assessable.

15

(5)   To the knowledge of such counsel, no consent, authorization, license, franchise, permit, approval or order of any court or governmental agency or body, other than those obtained by AGI and delivered to Purchaser prior to or on the date of the opinion, is required for the sale and issuance of the Purchased Shares, the Warrants or the Warrant Shares by AGI pursuant to this Agreement.

(6)   The execution and performance of this Agreement by AGI will not violate: (i) the Articles of Incorporation or the By-Laws of AGI or Commander, or (ii) any order of any court or other agency of government know to said counsel.

(7)   To the knowledge of such counsel (after reasonable investigation), AGI owns all of the issued and outstanding shares of capital stock of Commander.

(d)   Receipt by AGI of Necessary Consents. All necessary consents or approvals of third parties to any of the transactions contemplated hereby shall have been obtained, and satisfactory evidence of such consents or approvals shall have been delivered to Purchaser at Closing.

(e)   Resignation of Directors. Purchaser shall have received the resignations of the directors of AGI, Commander and SJS and AGI shall have taken such actions (or shall have caused such actions to be taken by the current directors) as may be necessary or appropriate to cause those persons identified by Purchaser to be elected as directors of AGI, Commander and SJS effective as of the Closing Date as it shall have identified by notice to AGI.

(f)   Walker Consulting Agreement. The Purchaser shall have received an executed copy of a Consulting Agreement between Commander and Wirt Walker, on the terms acceptable to Purchaser and substantially in the form of Exhibit 10(i) (the “Walker Consulting Agreement”). Pursuant to the Walker Consulting Agreement, to the extent requested by AGI and Commander Walker shall provide consulting services to AGI and Commander and/or services similar in nature to those historically provided by Walker to each of them. The Walker Consulting Agreement shall have a term of twelve (12) months. In consideration of the Walker Consulting Agreement, Walker shall have released AGI and Commander from any and all obligations to him, including under his existing employment agreement, except for accrued and unpaid director’s fees and a claim in the Chapter 11 Proceedings.

11.   CONDITIONS TO OBLIGATIONS OF AGI. The obligations of AGI to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

(a)   Validity of Purchaser’s Representations. All representations and warranties of Purchaser contained in this Agreement or otherwise made in writing pursuant to this Agreement shall have been true and correct at and as of the date hereof and they shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date.

(b)   Pre-Closing Obligations. Purchaser shall have performed and complied with all the obligations and conditions required by this Agreement to be performed or complied with by AGI at or prior to the Closing Date, including the execution and delivery of all documents and contracts required to be delivered at or before the Closing Date pursuant to this Agreements.

16

(c)   Corporate Authority of Purchaser. The execution and performance of this Agreement by Purchaser shall have been duly and legally authorized in accordance with applicable law and in accordance with Purchaser’s Operating Agreement.

(d)   Opinion of Counsel for Purchaser. AGI shall have received a favorable opinion from counsel for Purchaser dated the date of the Closing, in form reasonably satisfactory to counsel for AGI, to the affect that:

(1)   Purchaser is a limited liability company, formed and legally existing in good standing under the laws of the State of Delaware, and it has the power and authority to carry on its business as now being conducted and to carry out the transactions and agreements contemplated hereby.

(2)   All Proceedings required to be taken by or on the part of Purchaser in order to authorize it to perform its obligations hereunder have been duly and properly taken, including any necessary approval or authorization by the managing member or other members of Purchaser.

(3)   This agreement has been duly executed and delivered by Purchaser and constitutes a valid, enforceable and binding obligation of Purchaser pursuant to the terms of this Agreement.

(4)   Except as otherwise disclosed in this Agreement, said counsel does not know of any action, suit, investigation or other legal, administrative or arbitration proceeding which questions the validity or enforceability of this Agreement or of any action taken or to be taken pursuant to or in connection with this agreement or any agreement contemplated herein.

(5)   The execution and performance of this Agreement by Purchaser will not violate: (i) the Certificate of Formation or Operating Agreement of Purchaser; or (ii) any order of any court or other agency of government known to said counsel.

12.   Failure of Conditions. (a) Except as provided in Section 9(d), Section 9(e) or Section 12(b) hereof, in the event of a failure to Close due the failure to fulfill any condition precedent to the obligations of either party (other than as the result of the act or the failure to act of the other party), the obligation of AGI or Commander to repay the Deposit shall be forgiven and the Additional Deposit shall be paid by the Trustee to Purchaser; provided, however, to the extent that such failure to Close is due to the actual fraud or intentional actions of AGI or Commander, the Deposit (to the extent funded) shall remain a liability owing by Commander and AGI to Purchaser.

(b)   The parties agree and acknowledge that Purchaser has invested significant time, effort and money in pursuit of the transactions proposed under this Agreement and, in reliance on the covenants and agreements of AGI contained herein, will continue to do so at significant additional expense, risk and opportunity cost to Purchaser. The parties further agree and acknowledge that in addition to out of pocket expenses the specific amount of damage to Purchaser resulting from a breach of this Agreement by AGI would be large in amount and difficult to measure precisely. Accordingly, the parties agree that in the event that AGI breaches its obligations under

17

Section 13 below or intentionally breaches any of its other obligations under this Agreement, then AGI shall pay to Purchaser, in addition to any amounts due and payable under the Deposit, the Additional Deposit or hereunder, as liquidated damages, and not as a penalty, the sum of $300,000 cash (the “Purchaser’s Liquidated Damages”). The parties acknowledge and agree that $300,000 is an appropriate and fair amount of liquidated damages relative to the price of the Purchased Shares.
(c)   In the event that the Approval Parties have not executed and delivered the Creditor Approval in form and substance acceptable to Purchaser on or before September 3, 2004, Purchaser shall have the right to terminate this Agreement by written notice to AGI. If Purchaser so terminates this Agreement, thereafter neither Purchaser nor AGI will have any further obligations hereunder.

(d)   In the event that the Historical Expense Deposit is not paid on or before the earlier to occur of (1) the Historical Expense Deposit Date or (2) the 14th day following the last to occur of (i) the filing of the Notice with the Court, (ii) delivery to all Approval Parties of notice by AGI of such filing and (iii) delivery to all Approval Parties of the Requests, then AGI shall have the right to terminate this Agreement following written notice to Purchaser. If the earlier to occur is the day described in clause (2) above, then, in order to be effective, such written notice to Purchaser shall be delivered by AGI to Purchaser 2 business days prior to the day described in clause (2) above. If Purchaser delivers to AGI the Historical Expense Deposit following the receipt of such Notice and on or before the day described in clause (2) above, then this Agreement shall not terminate pursuant to this Section 12(d). If AGI terminates this Agreement pursuant to this Section 12(d), thereafter neither Purchaser nor AGI will have any further obligations hereunder.

13.   No Shop Clause. (a) During the period (the “Quiet Period”) beginning immediately upon this Agreement becoming effective and ending on and including the first to occur of the date on which (1) the Approval Parties execute and deliver the Creditor Approval, (2) the Court orders that this Agreement, as signed, satisfies the requirement in the Order to automatically extend the Effective Date and approves a further extension of the Effective Date, on the conditions set forth herein, to a date not earlier than November 30, 2004, (3) AGI receives the Historical Expense Deposit or (4) 7 business days have elapsed since the date on which AGI first requests in writing that each of the Approval Parties sign the Creditor Approval, AGI will, and will cause all officers, directors, employees, agents, subsidiaries, and affiliates (the “Restricted Parties”), to cease and desist all efforts, activities, and actions, to find or negotiate with, or solicit or discuss offers from, any other party with respect to the following matters (the “Restricted Matters”): (a) any sale of AGI or Commander, by stock, assets or otherwise (except that Commander may sell aircraft and parts for Commander aircraft for the immediate purpose of installing such parts in Commander airplanes in the ordinary course of business, and not constituting a general sell-off of inventory), (b) any sale by Commander or AGI of stock, debt, warrants, options or other forms of equity or debt securities or any types of financing securities, (c) the incurrence of any loan by AGI in excess of $15,000, (d) the incurrence of any loan by Commander, to a party other than Purchaser (e) any alternative way to fund the present Plan or any substitute or amendment thereof, or (f) any sale of Commander, by stock or assets, or any other transaction.

18

(b)   AGI hereby agrees that from and after this Agreement becoming effective, and through the Closing, Purchaser will be the only party with which AGI, Commander, the Restricted Parties or any party representing any of them, will reach agreement in any manner, or on any terms, conditions or contingencies, regarding a transfer of control of AGI or Commander or any financing of any kind directly or indirectly respecting either AGI or Commander. Notwithstanding the foregoing, AGI may engage in discussions with third parties regarding such parties’ willingness to take the place of Purchaser in the event of Purchaser’s default hereunder, but AGI may not enter into any agreement, conditional or absolute, with respect to such matters without Purchaser’s prior written consent.

(c)   Notwithstanding the foregoing, after October 31, 2004, AGI may enter into an agreement with a third party with respect to the Restricted Matters; provided such agreement may be effectuated only in the event that Purchaser does not purchase the Purchased Shares on or before the Effective Date and shall not require AGI to breach this Agreement in order to comply with or give effect to such agreement.

14. Other Provisions.

(a)   Incomplete Exhibits. The parties hereto acknowledge and agree (a) that many of the exhibits to be attached to this Agreement may not have been prepared by the time of execution of this Agreement, and (b) that consummation of the transactions contemplated by this Agreement are subject to the completion of such exhibits by AGI (to the extent that an exhibit is to be completed by AGI, such exhibit must be reasonably acceptable to Purchaser) or Purchaser (to the extent that an exhibit is to be completed by Purchaser, such exhibit must be reasonably acceptable to AGI) as the case may be, prior to or at the Closing, pursuant to the terms of this Agreement. Furthermore, the parties anticipate that the exhibits will contain information consistent in all material respects with the information that has been provided by AGI to Purchaser to date and the parties agree that, if such information is so consistent, Purchaser will accept such exhibits.

(b)   Survival of Representations and Warranties. The representations, warranties, obligations and agreements of the parties contained in this Agreement, or in any writing delivered pursuant to the provisions of this Agreement, shall survive the Closing for a period of eighteen (18) months with the exception of representations and warranties concerning Section 4(g) and Section 5(k) hereof, Tax Matters and Section 5(n) hereof, Environmental Matters, which will survive for as long as any claims may be asserted under the applicable periods of limitation for violations of any tax or environmental law, rule or regulation.

(c)   Waiver or Extension of Conditions. AGI or Purchaser may extend the time for or waive the performance of any of the obligations of the other party, waive any inaccuracies in the representations or warranties by the other party, or waive compliance by the other party with any of the covenants or conditions contained in this Agreement. Any such extension or waiver shall not act as a waiver or extension of any other provisions of this Agreement.

(d)   Notices. All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party: (a) when delivered to the recipient at the appropriate address by hand delivery; (b) two (2) days after sending, if sent to the appropriate address by nationally recognized overnight courier service (costs prepaid and marked for next day delivery); or (c) three (3) days after sending, if sent to the appropriate address by certified mail, return receipt requested; in each case to the following addresses, and marked to the attention of the person (by name or title) designated below (or to such other address or person as a party may designate by notice to the other parties):

If to Purchaser:

19

c/o StoneGate Capital Group LLC
20 Stanford Drive
Farmington, CT 06032
Attn: Joel M. Hartstone, Managing Director

With a copy to:

Wiggin and Dana LLP
265 Church Street
New Haven, CT 06508-1832
Fax: 203-782-2889
Attention: Paul Hughes, Esq.

If to AGI:

6308 Long Meadow Road
McLean, VA 22101
Attention: Wirt D. Walker, III, Chairman/CEO

With copies to:

John F. Kearney, Esquire

and:

Daniel M. Press, Esquire
Chung & Press, P.C.
6723 Whittier Avenue
Suite 302
McLean, VA 22101

(e)   Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to principles of conflicts of laws.

(f)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

(g)   Headings. The subject headings of the Sections of this Agreement are included for the purpose of convenience only and shall not effect the construction or interpretation of any of its provisions.

(h)   Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Delivery of such counterparts and this Agreement may be made by facsimile showing the signature of te party executing and so delivering this Agreement.

20

(i)   Entire Agreement; Modification. This Agreement (including the exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the parties, and supersede any prior agreements and understandings relating to the subject matter hereof. This agreement may be modified or amended only by a written instrument executed by all parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day of year first written above.

Purchaser
Pilot General Aviation LLC

By:	/s/ Joel M. Hartstone
Joel M. Hartstone
Title: Managing Director

Aviation General, Incorporated

By:	/s/ Wirt D. Walker, III

Title: Chairman/CEO

21

AVIATION GENERAL, INCORPORATED COMMANDER AIRCRAFT COMPANY STRATEGIC JET SERVICES, INC.

PRESS RELEASE

AVIATION GENERAL, INCORPORATED ANNOUNCES AGREEMENT WITH
PILOT GENERAL AVIATION LLC

September 7, 2004

Aviation General, Incorporated (AVGE.PK) has entered into a stock purchase agreement with Pilot General Aviation LLC, pursuant to which Pilot General will invest approximately $2.8 million in Aviation General in return for an 80% ownership interest in the company. The new capital will be used primarily to fund the court confirmed Chapter 11 Reorganization Plan of Commander Aircraft Company, the wholly owned subsidiary of Aviation General, Incorporated.

Wirt D. Walker, III, Aviation General’s Chairman, stated, “We believe that Pilot General and its principals possess the financial capability, business experience, and commitment to build shareholder value and continue Commander’s distinguished heritage and worldwide reputation of excellence.”

Joel M. Hartstone, President and a Managing Director of Pilot General, stated, “We are delighted that the management of Aviation General and Commander Aircraft chose to work with us to bring the Commander back to the market. The Commander is one of the world’s best engineered, safest, and most luxurious high performance, single engine, four place aircraft. There is no general aviation airplane that we would be prouder to be associated with.” Mr. Hartstone is also a Managing Director of StoneGate Capital Group LLC, a Farmington, Connecticut based merchant bank responsible for engineering over $2 billion of transactions in the media, communications, and other industries. He and his partners are private pilots with deep personal involvement in general aviation and knowledge of Commander aircraft.

Commander Aircraft Company is planning for new aircraft production of the Commander 115 and turbocharged Commander 115TC, with deliveries scheduled for the first quarter of 2005. These thoroughbred aircraft continue a tradition of excellence offering the ultimate combination of safety, performance, comfort, and utility as substantial aluminum aircraft, constructed and certified to the highest standards. Additionally, the company offers a complete turn-key aircraft ownership experience, including preferred financing, insurance, product support, aircraft trade-up programs, and pilot training.

6308 Long Meadow Road McLean, VA 22101 eigerhawk@msn.com Tel: (703) 356-4991 Fax: (703) 356-4993

Aviation General, Incorporated is a publicly traded holding company (AVGE.PK), and its wholly owned subsidiary, Commander Aircraft Company (www.commanderair.com), manufactures, markets, and provides support services for its line of single engine high performance Commander aircraft, and consulting, sales, brokerage, acquisition, and refurbishment services for all types of piston aircraft.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Readers are encouraged to refer to the risk disclosures described in the company’s reports on Forms 10-KSB, 10-QSB, and 8-K, as applicable.

For further information, contact:

Wirt D. Walker, III, Chairman                                                                               Mat Goodman, President
Aviation General, Incorporated                                                                           Commander Aircraft Company
703-356-4991                                                                                                           405-495-8080